UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A

_____________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CREATIVE REALITIES, INC.

(Name of Registrant as Specified In Its Charter)

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CREATIVE REALITIES, INC.

13100 Magisterial Drive, Suite 100
Louisville, KY 40223

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 17, 2021

TO THE SHAREHOLDERS OF CREATIVE REALITIES, INC.:

Please take notice that an annual meeting of shareholders of Creative Realities, Inc. will be held, pursuant to due call by the Board of Directors, on May 17, at 4:30 P.M. (Eastern Daylight Time) at 13050 Magisterial Drive, Suite 102, Louisville, Kentucky 40223, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.     To elect five members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified.

2.     To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

3.     To approve, for purposes of Nasdaq Marketplace Rule 5635(b), (c) and (d) (collectively, “Nasdaq Rule 5635”), the issuance of shares of common stock of the Company in excess of applicable exchange limitations pursuant to the Company’s Amended and Restated Loan and Security Agreement dated March 7, 2021 (the “Amended and Restated Loan Agreement”).

Pursuant to due action of the Board of Directors, shareholders of record on March 18, 2021 will be entitled to vote at the meeting or any adjournments thereof.

By order of the Board of Directors:
/s/ Rick Mills
Chief Executive Officer and Director
April 6, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 17, 2021:

The proxy statement for the annual meeting is available at www.edocumentview.com/CREX.

Your vote is important. We encourage you to review all of the important information contained in the proxy materials before voting.

i

PROXY STATEMENT
OF
CREATIVE REALITIES, INC.

For an Annual Meeting of Shareholders
to be held on May 17, 2021

This proxy statement is being furnished by Creative Realities, Inc., a Minnesota corporation, in connection with the solicitation by the Company of proxies for the purposes described in this proxy statement at an annual meeting of shareholders to be held on May 17, 2021, and at any and all adjournments or postponements thereof. This proxy statement and the accompanying proxy card are expected to be mailed to Company shareholders on or about April 6, 2021. Throughout this proxy statement, the terms “the Company,” “Creative Realities,” “we,” “our,” and “us” refer to Creative Realities, Inc.

The annual meeting will be held at the offices of the Company located at 13050 Magisterial Drive, Suite 102, Louisville, Kentucky 40223 on May 17, 2021, at 4:30 p.m. Eastern Daylight Time. The Board of Directors has fixed the close of business on March 18, 2021 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting.

Purpose of the Annual Meeting

The Board of Directors has called an annual meeting in conformity with Minnesota Statutes, Section 302A.431, and the requirements of the Company’s amended and restated corporate bylaws. The purpose of the annual meeting is to consider and vote on whether to:

1.      to elect five members of the Board of Directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified;

2.      to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.      to approve, for purposes of Nasdaq Marketplace Rule 5635(b), (c) and (d) (collectively, “Nasdaq Rule 5635”), the issuance of shares of common stock of the Company in excess of applicable exchange limitations pursuant to the Company’s Amended and Restated Loan and Security Agreement dated March 7, 2021 (the “Amended and Restated Loan Agreement”).

Voting

The presence, in person or by proxy, of the holders of a majority of the total number of outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether a quorum is present. Assuming that a quorum is present, the votes to approve the matters coming before the meeting are as follows.

•        For Proposal 1, the election of directors, who are elected by a plurality, the nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•        To be approved, Proposal 2 (ratification of approval of Deloitte & Touche LLP as the Company’s independent registered public accounting firm) must receive a “For” vote from the holders of majority of all shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•        To be approved, Proposal 3 (approval of the issuance of shares of common stock of the Company in excess of applicable exchange limitations pursuant to the Amended and Restated Loan Agreement) must receive a “For” vote from the holders of majority of all shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

Under New York Stock Exchange Rule 452 relating to the discretionary voting of proxies by brokers, brokers are not permitted to vote shares with respect to certain non-routine matters, including the election of directors (Proposal 1) and the approval sought in Proposal 3, without instructions from the beneficial owner. However, brokers are permitted to vote shares held in brokerage accounts with respect to the approval of the independent registered public accounting firm (Proposal 2), even if they do not receive instructions from the beneficial owner. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the annual meeting even though our common stock is not listed on the New York Stock Exchange. Therefore, street name holders of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with Proposals 1 and 3,and will be considered to be broker non-votes as described above. Such shares will not be considered as present and entitled to vote with respect to those matters.

Questions and Answers

Why am I receiving this proxy statement?

This proxy statement contains information relating to the solicitation of proxies for use at our annual meeting to be held at 4:30 p.m., Eastern Daylight Time, on May 17, 2021, at our offices located at 13050 Magisterial Drive, Suite 102, Louisville, Kentucky 40223, for the purpose stated in the Notice of Annual Meeting of Shareholders. We, the Company, are making this solicitation.

Who is entitled to vote at the annual meeting?

Only holders of record of our common stock at the close of business on March 18, 2021, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting.

What are the voting rights of shareholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on the matter to be voted upon. Each share of our voting preferred stock outstanding on the record date entitles its holder to cast that number of votes equal to the number of shares of common stock into which the preferred stock is convertible as of the record date.

Who can attend the annual meeting?

Only holders of our common stock at the close of business on March 18, 2021, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. Cameras, recording devices, and other electronic devices will not be permitted at the annual meeting. If you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring either a copy of the brokerage statement reflecting your stock ownership as of the record date or a legal proxy from your bank or broker.

What will constitute a quorum at the annual meeting?

The presence at the annual meeting, in person or by proxy, of a majority of the voting power of the shares of common stock outstanding at the close of business on March 18, 2021, will constitute a quorum permitting our shareholders to conduct business at the annual meeting. We will include abstentions in the number of shares of common stock present at the annual meeting for purposes of determining a quorum. As of the record date, there were 11,743,667 shares of common stock outstanding.

How do I vote my shares of common stock that are held by my bank, broker or other nominee?

If you hold any or all of your shares of common stock through a bank, broker or other nominee, you should follow the voting instructions provided to you by the bank, broker or nominee. Specific voting procedures relating to your shares of common stock held through a bank, broker or other nominee will depend on their particular voting arrangements and procedures.

How do I vote?

If you are a holder of record of our common stock, then you or your duly authorized agent may vote by completing and returning the accompanying proxy card, or you may attend the annual meeting and vote in person. For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your votes for any nominee you specify. For Proposal 2 and Proposal 3, you may vote “For” or “Against” or abstain from voting.

May I change my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to our Chief Financial Officer, Mr. Will Logan, at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223, a notice of revocation or a duly executed proxy (bearing a later date) on or prior to the close of business on May 16, 2021. You may also revoke a previously granted proxy by attending the annual meeting and voting in person.

How are votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted AS DIRECTED BY YOU. If you return a proxy card but do not indicate how your shares are to be voted, your proxy card will be voted FOR all proposals at the annual meeting.

How does the Board of Directors recommend that shareholders vote on the proposed amendment?

Our Board of Directors recommends a vote “FOR” all of the proposals.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. Presently, we do not anticipate that we will solicit proxies by any means other than mail. We expect that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals and that we will reimburse such persons’ out-of-pocket expenses.

How can I determine the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting, if available. Preliminary results, if necessary, and final results will be reported on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four days of the date of the annual meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, then your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

To view this proxy statement on the Internet, please follow the instructions for Internet voting on the accompanying proxy card or visit www.investorvote.com/CREX.

Are there dissenters’ or appraisal rights?

No. None of the proposals to be considered and voted upon at the annual meeting entitle our holders of common stock to any dissenters’ or appraisal rights.

Whom should I contact if I have any questions?

If you have any questions about the annual meeting, the proxy materials or your ownership of our common stock, please contact Will Logan, our Chief Financial Officer, at (502) 791-8800.

When are shareholder proposals due for the 2022 annual meeting?

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2022 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received by the Company at its principal address at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223, to the attention of Will Logan, Chief Financial Officer, no later than November 28, 2021. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2022 annual meeting of shareholders after February 11, 2022, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our amended and restated bylaws provide that for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, the shareholder must generally notify us in writing at our principal address not later than 90 days in advance of such meeting. A copy of our amended and restated bylaws may be obtained from Will Logan, Chief Financial Officer, by written request to our principal address.

PROPOSAL 1:
ELECTION OF DIRECTORS

Nominees

Five persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the Board of Directors. Set forth below is certain information concerning the nominees for the Board of Directors. The Board of Directors recommends that shareholders vote “FOR” the nominees listed below.

Name	Age	Positions
Dennis McGill	72	Director (Chairman)
David Bell	77	Director
Donald A. Harris	68	Director
Richard Mills	65	Chief Executive Officer and Director
Stephen Nesbit	69	Director

The biographies of the above-identified individuals are set forth below:

Dennis McGill joined our Board of Directors in November 2019. Over the course of a forty-five-year career, Mr. McGill has served as a director, Chief Executive Officer or Chief Financial Officer of various public and private companies. From June 2015 to October 2017, Mr. McGill served as the President and CEO of ReCommunity Holdings II, Inc., the largest independent recycling processing company in the US, processing over 1.8 million tons of material annually and employing a team of 1,600 members. Mr. McGill served on the Board of Directors for Lighting Science Group Corp. (“LSGC”) from March 2015 to July 2017 while the company was publicly traded. Mr. McGill also served as the LSGC’s Interim Chief Operating Officer from June 2014 to September 2014 and as LSGC’s Interim Chief Financial Officer from July 2014 to December 2014. Mr. McGill joined Pegasus Capital as an operating advisor in December 2014 and remains in that capacity today. Since June 2014, Mr. McGill has also served on the board of directors of DGSE Companies, Inc., a company listed on the NYSE MKT that buys and sells jewelry, diamonds, fine watches, rare coins and currency (“DGSE”). Mr. McGill previously served on the board of directors of DGSE, ReCommunity Holdings, LP and Fiber Composites, LLC and served as the chairman of DGSE’s audit committee. From February 2013 to October 2013, Mr. McGill served as executive vice president and Chief Financial Officer of Heartland Automotive Services, Inc., where he actively participated with the senior management team to develop and roll-out a new business model. From September 2010 to February 2013, Mr. McGill served as executive vice president and Chief Financial Officer of Blockbuster LLC and was responsible for directing and managing various aspects of the Chapter 11 process. From March 2005 to July 2010, Mr. McGill served as executive vice president and Chief Financial Officer of Safety-Kleen Systems, Inc., during which time he led the company’s merger and acquisition efforts and grew the company from $0 to $160 million in EBITDA during his tenure. Mr. McGill holds a Bachelor of Science degree in Finance and Accounting and Master of Business Administration degree from the University of California, Berkeley and is a Certified Public Accountant in the state of California.

David Bell joined our Board of Directors in August 2014 in connection with our acquisition of Creative Realities, LLC. Mr. Bell brings over 40 years of advertising and marketing industry experience to the board, including serving as CEO of three of the largest companies in the industry–Bozell Worldwide, True North Communications and The Interpublic Group of Companies, Inc. Mr. Bell has led Slipstream Communications, LLC which is an international company providing strategic branding, digital marketing, and public relations services and served as a Senior Advisor to Google Inc. from 2006 to 2009. Mr. Bell previously served as an Operating Advisor at Pegasus Capital Advisors. He is currently a Senior Advisor to AOL and has also served on the boards of multiple publicly traded companies, including Lighting Science Group Corporation and Point Blank Solutions, Inc., and Primedia, Inc., and served as President and CEO of The Interpublic Group of Companies Inc. from 2003 to 2005. Mr. Bell served as an independent director on the Board of Directors of Time, Inc. from June 2014 to January 2018.

Donald A. Harris was appointed to our Board of Directors in August 2014 in connection with our acquisition of Broadcast International, Inc. He has been President of 1162 Management, and the General Partner of 5 Star Partnership, a private equity firm, since June 2006. Mr. Harris has been President and Chief Executive Officer of UbiquiTel Inc., a telecommunications company organized by Mr. Harris and other investors, since its inception in September 1999 and also its Chairman since May 2000. Mr. Harris served as the President of Comcast Cellular Communications Inc. from March 1992 to March 1997. Mr. Harris received a Bachelor of Science degree from the United States Military Academy and an MBA from Columbia University. Mr. Harris’s experience in the telecommunications industry and his association with private equity funding is valuable to the Company.

Richard Mills is currently our Chief Executive Officer and a member of our Board of Directors. Mr. Mills possesses over 32 years of industry experience. He was previously Chief Executive Officer of ConeXus World Global, a leading digital media services company, which he founded in 2010, and which was acquired by Creative Realities as reported herein. Prior to founding ConeXus, Mr. Mills was President and Director at Beacon Enterprise Solutions Group, Inc., a public telecom and technology infrastructure services provider. Previous to that, he joined publicly traded Pomeroy Computer Resources, Inc. in 1993 and served as Chief Operating Officer and a member of the Board of Directors from 1995 until 1999. Mr. Mills helped grow sales at Pomeroy during his time there from $100million to $700million. Mr. Mills was also a founder of Strategic Communications LLC.

Stephen Nesbit has been in the digital signage and digital advertising industry for over 20 years. He is currently the Managing Director of Prestonwood Trail Holdings LLC and has provided advisory services for companies in the Digital Signage and Digital Media Industry for the past 10 years. He has directed and advised projects in North America, Europe, Asia proper, Southeast Asia, the Middle East, Australia and Africa. Prior to founding Prestonwood Trail, Mr. Nesbit was the President/COO at Reflect Systems, a prominent software and services company in the Digital Signage business. He joined Reflect after serving as President/COO of MarketForward, the Global Digital Media Division owned by the Publicis Groupe S.A. in Paris France. Mr. Nesbit began his career in Digital Signage as the EVP Global Operations & GM International Business for Next Generation Network. NGN was one of the first Digital Place Based Advertising companies in the industry before its sale to Anschutz Investments where the company changed its name to National Cinemedia (NASDAQ: NCMI). He began his career at IBM in the Data Processing Division holding various field and HQ management positions. Mr. Nesbit also held management and executive positions at Wang Labs and BBN Communications Inc., the communications company that was the original architect of the Internet. Mr. Nesbit holds an undergraduate degree from the University of Notre Dame and earned an MBA from the Indiana University Kelly Graduate School of Business.

Under our corporate bylaws, all of our directors serve for indefinite terms expiring upon the next annual meeting of our shareholders.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on the industry and transactional experience, in addition to any unique skills or attributes associated with a director. With regard to Mr. McGill, the Board of Directors considered his background and experience with running and accelerating growth at public companies. With regard to Mr. Bell, the Board considered his deep experience within the advertising and marketing industries and his prior management of large enterprises. With regard to Mr. Mills, the Board of Directors considered his extensive background and experience in the industry. With regard to Mr. Harris, the Board of Directors considered his extensive experience in the telecommunications industry and association with private equity investors. Finally, with regard to Mr. Nesbit, the Board of Directors considered his extensive experience in the digital signage industry, having run several companies in the industry and acted as a consultant broadly for digital signage companies over the past twenty years.

The Board of Directors has determined that there are presently three “independent” directors, as such term is defined in Section 5605(a)(2) of the Nasdaq listing rules, each of whom also meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The directors whom the board has determined to be independent are Messrs. Bell, Harris, and Nesbit.

The Board of Directors has determined that at least two members of the board, Mr. McGill and Mr. Bell, qualify as an “audit committee financial expert” as that term is defined in Regulation S-K promulgated under the Securities Exchange Act of 1934. Each of Mr. McGill and Mr. Bell’s relevant experience in this regard is detailed above, which includes past employment experience in finance and through various Director roles at public companies, including experience on the Audit Committee for other publicly traded companies. Mr. Bell is deemed to be independent of the Company. The Board of Directors has determined that each director is able to read and understand fundamental financial statements.

The Board of Directors recommends that shareholders vote “FOR” each nominee named above.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Committees

Our Board of Directors has created a standing Compensation Committee and Audit Committee. Messrs. Nesbit, Harris, and Bell serve on the Compensation Committee. Messrs. Bell, Harris and Nesbit serve on the Audit Committee. In the case of the Compensation Committee, Mr. Nesbit serves as chair, and in the case of the Audit Committee, Mr. Bell serves as chair. The Board of Directors has determined that at least one member of the Audit Committee, Mr. Bell, is an “audit committee financial expert” as that term is defined in Regulation S-K promulgated under the Securities Exchange Act of 1934. Mr. Bell’s relevant experience in this regard is detailed above. Mr. Bell, Mr. Harris and Mr. Nesbit qualify as “independent” member of the board as described above. The Board of Directors has determined that each director serving on the Audit Committee is able to read and understand fundamental financial statements.

The Board of Directors has not created a separate committee for nomination or corporate governance. Instead, the entire Board of Directors shares the responsibility of identifying potential director-nominees to serve on the Board of Directors. Nevertheless, nominees to serve as directors on our Board of Directors are selected by those directors on our board who are independent.

Communications with Board Members

Our Board of Directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to Creative Realities, Inc., 13100 Magisterial Drive, Ste. 100, Louisville, KY 40223, Attention: Corporate Secretary. Communications to individual directors may also be made to such director at our company’s address. All communications sent to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the Corporate Secretary will be reviewed by the Corporate Secretary to ensure that such communications relate to the business of the company before being reviewed by the board.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors. Our Code of Business Conduct and Ethics satisfies the requirements of Item 406(b) of Regulation S-K. Our Code of Business Conduct and Ethics is available, free of charge, upon written request to our Corporate Secretary at 13100 Magisterial Drive, Ste. 100, Louisville, KY 40223.

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for 2020 and 2019 (table and footnotes in whole dollars):

Name and Principal Position(a)	Years	Salary ($)(b)	Bonus ($)(c)	Stock Awards ($)(d)	Option Awards ($)(e)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Richard Mills	2020	277,962	—	—	897,600	—	—	1,175,562
Chief Executive Officer and Director	2019	330,000	150,000	77,668	—	—	9,481	567,149

Will Logan	2020	209,735	—	—	448,800	—	—	658,535
Chief Financial Officer	2019	189,000	25,000	—	—	—	5,430	219,430

____________

(a)      Mr. Mills joined the Company effective October 15, 2015. Mr. Logan joined the Company effective November 2017.

(b)      Effective March 19, 2020 and in response to state and local authorities forcing many businesses to temporarily reduce or cease operations to slow the spread of the COVID-19 pandemic, the Company’s Board of Directors approved a six-month reduction of the salaries of the Chief Executive Officer and Chief Financial Officer by twenty percent (20%), thereby reducing the salaries payable to such officers in 2020 to $297,000 and $224,100, respectively. The salary reductions remain in-force as of the date of this report, resulting in actual salaries to $277,962 and $209,735, respectively.

(c)      On November 6, 2019, the Board approved payment of a $150 cash bonus to Mr. Mills for his significant contributions to the Company’s performance in 2018. $100 was paid during December 2019 and $50 was recorded in accrued expenses as of December 31, 2019 and paid in January 2020.

(d)      Represents the grant date fair value based on the Black-Scholes value determined as of September 20, 2018, the grant dates.

(e)      There were two tranches of stock options issued to Mr. Mills and Mr. Logan during the year. 50% of the stock options awarded become exercisable in increments of 33 percent of the total shares purchasable under this issuance on June 1 annually, beginning in 2021 and ending in 2023. The fair value of the options on the grant date was $1.87 and was determined using the Black-Scholes model. The values included in the table above represent the number of shares awarded to Mr. Mills (480,000) and Mr. Logan (240,000) multiplied by the grant date fair value of the awards as of the grant date. These calculations exclude any value associated with an equal number of performance restricted stock options issued to both Mr. Mills and Mr. Logan which become exercisable in increments of 33 percent of the total shares purchasable under this issuance on June 1 annually, beginning in 2021 and ending in 2023, subject to satisfying the Company revenue target and earnings before interest, taxes, depreciation and amortization (“EBITDA”) target for the applicable year. In each of calendar years 2020, 2021 and 2022, one-third of the total shares may vest (if the revenue and EBITDA targets are met), and the shares that are subject to vesting each year are allocated equally to each of the revenue and EBITDA targets for such year. These performance options include a catch-up provision, where any options that did not vest during a prior year due to the Company’s failure to meet a prior revenue or EBITDA target may vest in a subsequent vesting year if the revenue or EBITDA target, as applicable, is met in the future year. No value was associated with these awards as of the grant date as the performance metrics had not been deemed to be achieved. The revenue and EBITDA targets for the following years are as follows:

Calendar Year	Revenue Target	EBITDA Target
2020	$32 million	$2.2 million
2021	$35 million	$3.1 million
2022	$38 million	$3.5 million

In addition to the employee stock option plan approved by the Board of Directors in May 2020, the Board of Directors also approved an employee bonus plan pursuant to which certain officers and other employees of the Company would be granted incentive compensation in the form of cash bonuses. In each of the calendar years 2020, 2021 and 2022, Mr. Mills was provided a target bonus of $165, or 50% of his base salary, and Mr. Logan was provided a target bonus of $62, or 25% of his base salary, subject to satisfying the same Company revenue and EBITDA targets for the applicable year on which vesting of performance-based share compensation were set. The Company targets for calendar year 2020 were not met and there was no impact on the Company’s financial statements of those awards during 2020.

The material terms of employment agreements and payments to be made upon a change in control are discussed below, in the narrative following “Employment Agreements.”

Our named executive officers are eligible for retirement benefits on the same terms as non-executives under the Company’s defined contribution 401(k) retirement plan. Employees may contribute pretax compensation to the plan in accordance with current maximum contribution levels proscribed by the Internal Revenue Service. Beginning on April 1, 2018 but suspended indefinitely as of March 19, 2020, the Company began contributing an employer contribution match of 50% of employee wages up to 6%, for an effective match of 3%.

Richard Mills Employment Agreement

We employ Richard Mills as our Chief Executive Officer. Mr. Mills’ employment agreement was initially effective for a two-year term, which automatically renews for additional one-year periods unless either we or Mr. Mills elects not to extend the term. The agreement provided for an initial annual base salary of $270 subject to annual increases but generally not subject to decreases. Mr. Mills’ current annual base salary is $330, but since March 19, 2020 has been reduced by twenty percent (20%) as a result of actions implemented by the Company’s Board of Directors in response to the COVID-19 pandemic. Under the agreement, Mr. Mills is eligible to participate in performance-based cash bonus or equity award plans for our senior executives. Mr. Mills will participate in our employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets applicable eligibility requirements. In the event of a termination of employment for good reason, as defined, without cause, as defined, or within 12 months following a change in control, as defined, other than for reason of death, disability or for cause, any of which occur during the first year of Mr. Mills’ employment, Mr. Mills will be entitled to receive a severance payment equal to six months of his base salary. After the one-year anniversary of his employment (the current term of Mr. Mills’ employment is beyond the one-year anniversary), the severance amount increases to 12 months of then-current base salary. The agreement provides that any severance payments would be paid in installments over the course of the severance. The agreement contains certain non-solicitation and non-competition provisions that continue after employment for a period of one year. The agreement also contains other customary restrictive and other covenants relating to the confidentiality of information, the ownership of inventions and other matters.

Will Logan Employment Arrangement

Will Logan, the Company’s Chief Financial Officer, has an at-will employment arrangement with the Company. Mr. Logan’s current annual base salary is $249, but since March 19, 2020 has been reduced by twenty percent (20%) as a result of actions implemented by the Company’s Board of Directors in response to the COVID-19 pandemic. Mr. Logan participates in our employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets applicable eligibility requirements, and also received the stock options discussed under “Outstanding Equity Awards at Fiscal Year-End” below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock options and restricted stock awards held by our named executive officers as of December 31, 2020:

	Option Awards(a)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Non-Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that has not vested (#)	Market value of shares or units of stock that have not vested ($)
Richard Mills	—	(c)	480,000	(a)	$2.53	6/1/2030	—	—
	—	(d)	480,000	(b)	$2.53	6/1/2030	—	—

Will Logan	14,375	(a)	4,792	(c)	$8.70	11/6/2027	—	—
	8,334	(b)	8,333	(d)	$7.50	9/20/2028	—	—
	—	(c)	240,000	(a)	$2.53	6/1/2030	—	—
	—	(d)	240,000	(b)	$2.53	6/1/2030	—	—

____________

(a)      These stock options become exercisable in increments of 33 percent of the total shares purchasable under this issuance on June 1 annually, beginning in 2021 and ending in 2023.

(b)      These stock options become exercisable in increments of 33 percent of the total shares purchasable under this issuance on June 1 annually, beginning in 2021 and ending in 2023, subject to satisfying the Company revenue target and earnings before interest, taxes, depreciation and amortization (“EBITDA”) target for the applicable year. In each of calendar years 2020, 2021 and 2022, one-third of the total shares may vest (if the revenue and EBITDA targets are met), and the shares that are subject to vesting each year are allocated equally to each of the revenue and EBITDA targets for such year. These performance options include a catch-up provision, where any options that did not vest during a prior year due to the Company’s failure to meet a prior revenue or EBITDA target may vest in a subsequent vesting year if the revenue or EBITDA target, as applicable, is met in the future year. The revenue and EBITDA targets for the following years are as follows:

Calendar Year	Revenue Target	EBITDA Target
2020	$32 million	$2.2 million
2021	$35 million	$3.1 million
2022	$38 million	$3.5 million

(c)      These stock options become exercisable in increments of 25 percent of the total shares purchasable under this issuance on November 6 annually, beginning in 2018 and ending in 2021.

(d)      These stock options become exercisable in increments of 25 percent of the total shares purchasable under this issuance on September 20 annually, beginning in 2019 and ending in 2020.

Director Compensation

On March 13, 2019, the Company’s Board of Directors approved a plan to compensate non-officer directors for their service to the Company in the amount of $25 per year, beginning April 1, 2019, to be issued in either cash or restricted stock vesting immediately upon issuance. Shares of restricted stock are to be issued quarterly in arrears for service the preceding quarter for a value of $6 per director, with the number of shares issued based on the most recent close price of the Company’s common stock at the end of the previous calendar quarter.

During 2020, non-employee directors were issued a total of 20,997 shares, with the exception of Mr. Manko, who was issued a total of 4,085 shares for his service for the three months ended March 31, 2020 prior to his exit from the Board. During 2019, non-employee directors were issued a total of 31,760 shares. The table below sets forth the compensation paid to our non-employee directors during 2020:

Director Compensation (table and footnotes in whole dollars)
Name	Fees earned or paid in cash ($)	Stock awards ($)		Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Dennis McGill	—	26,051	(2)	—	—	—	55,000	(4)	81,051
David Bell	—	26,051	(2)	—	—	—	—		26,051
Donald A. Harris	—	26,051	(2)	—	—	—	—		26,051
Joseph Manko Jr.(1)	—	7,108	(2)	—	—	—	—		7,108
Stephen Nesbit	—	26,051	(2)	—	—	—	—		26,051

____________

(1)      Mr. Manko resigned from the Board of Directors effective March 15, 2020.

(2)      Each director was awarded shares for service having an aggregate value of $6,250 on a quarterly basis in arrears for services completed during the immediately preceding quarter. Value represents the share aggregate value of shares issued on the date of issuance.

(4)      Under a Consulting Agreement (described below), Mr. McGill receives compensation of $5,000 per month.

Consulting Agreement

On November 7, 2019, the Company and Dennis McGill executed a Consulting Agreement (the “Consulting Agreement”). The term of the Consulting Agreement was one year, and it automatically renews for successive one-year periods. Either party may terminate the Consulting Agreement at any time upon 30 days’ written notice. Under the Consulting Agreement, Mr. McGill will receive compensation of $5 per month in cash in exchange for general business and strategy consulting services to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of April 6, 2021, by:

•        each person known by us to be the beneficial owner of more than five percent of our outstanding common stock

•        each current director

•        each executive officer of the Company and other persons identified as a named executive in this Annual Report on Form 10-K, and

•        all current executive officers and directors as a group.

Unless otherwise indicated, the address of each of the following persons is 13100 Magisterial Drive, Suite 100, Louisville, KY 40223, and each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address	Common Shares Beneficially Owned(1)	Percentage of Common Shares(1)
Slipstream Funding, LLC(2) c/o Pegasus Capital Advisors, L.P. 750 E Main St., Suite 600 Stamford, CT 06902	952,365	8.04%
Slipstream Communications, LLC(3) c/o Pegasus Capital Advisors, L.P. 750 E Main St., Suite 600 Stamford, CT 06902	6,726,350	47.07%
Stephen Nesbit(4)	32,194	*
Donald A. Harris(5)	140,141	1.18%
Dennis McGill(6)	34,175	*
David Bell(7)	32,194	*
Richard Mills(8)	756,904	6.39%
Will Logan(9)	28,777	*
All current executive officers and directors as a group(10)	1,024,385	8.61%

____________

*        less than 1%

(1)      Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record rate, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares of the Company. In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage of Common Shares” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%.

(2)      Investment and voting power over shares held by Slipstream Funding, LLC is held by Slipstream Communications, LLC, its sole member, and may deemed to be directly or indirectly controlled by Craig Cogut, Chairman and Chief Executive Officer of Pegasus Capital Advisors, LLC. See table footnote 3 for further information regarding Slipstream Communications, LLC.

(3)      Investment and voting power over shares held by Slipstream Communications, LLC may be deemed to be directly or indirectly controlled by Craig Cogut, Chairman and Chief Executive Officer of Pegasus Capital Advisors, LLC. Slipstream Communications, LLC (“Slipstream Communications”) is the sole member of Slipstream Funding, LLC (“Slipstream Funding”). BCOM Holdings, LP (“BCOM Holdings”) is the managing member of Slipstream Communications. BCOM GP LLC (“BCOM GP”) is the general partner of BCOM Holdings. Business Services Holdings, LLC (“Business Services Holdings”) is the sole member of BCOM GP. PP IV BSH, LLC (“PP IV BSH”), Pegasus Investors IV, L.P. (“Pegasus Investors”) and Pegasus Partners IV (AIV), L.P. (“Pegasus Partners (AIV)”) are the members of Business Services Holdings. Pegasus Partners IV, L.P. (“Pegasus Partners”) is the sole member of PP IV BSH. Pegasus Investors IV, L.P. (“Pegasus Investors”) is the general partner of each of Pegasus Partners (AIV) and Pegasus Partners and Pegasus Investors IV GP, L.L.C. (“Pegasus Investors GP”) is the general partner of Pegasus Investors. Pegasus Investors GP is wholly owned by Pegasus Capital, LLC (“Pegasus Capital”). Pegasus Capital may be deemed to be directly or indirectly controlled by Craig Cogut. The share figure includes the 952,365 shares of common stock issued to and held by Slipstream Funding, LLC. Share figure also includes 2,449,897 common shares purchasable upon exercise of outstanding warrants issued to and held by Slipstream Communications, LLC. Share figure excludes shares that may, at the election of the Company, be issued by the Company to Slipstream Communications or its designees in lieu of making cash payments under the Amended and Restated Loan and Security Agreement dated March 7, 2021 by and among the Company, its subsidiaries and Slipstream Communications.

(4)      Mr. Nesbit is a director of the Company.

(5)      Mr. Harris is a director of the Company. Share figure includes 21,035 shares purchasable upon the exercise of outstanding warrants, and 8,524 shares issued to Five Star Partnership Ltd., of which Mr. Harris is a principal and has voting and investment power over such shares.

(6)      Mr. McGill is a director of the Company and Chairman of the Board. Share figured includes 8,333 shares purchasable upon the exercise of outstanding options.

(7)      Mr. Bell is a director of the Company.

(8)      Mr. Mills is a director of the Company and Chief Executive Officer. Share figure includes 87,976 shares issued to RFK Communications, LLC, of which Mr. Mills is a principal and has voting and investment power over such shares.

(9)      Mr. Logan is the Chief Financial Officer of the Company. Share figured includes 22,709 shares purchasable upon the exercise of outstanding options.

(10)    Includes Messrs. McGill, Mills, Bell, Harris, Nesbit and Logan.

Securities Authorized for Issuance Under Equity Compensation Plans

The table below sets forth certain information, as of the close of business on December 31, 2020, regarding equity compensation plans (including individual compensation arrangements) under which our securities were then authorized for issuance.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in column a)
Equity compensation plans approved by stockholders	None	(1)	N/A	None
Equity compensation plans not approved by stockholders	2,613,809	(1)	$3.19	3,398,326	(2)

____________

(1)      All shares reflected in the table are issuable upon exercise of outstanding stock options issued under the 2006 Amended and Restated Equity Incentive Plan or the 2014 Stock Incentive Plan.

(2)      Reflects number of securities remaining available for issuance under the 2014 Stock Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Slipstream Financings

On August 17, 2016, the Company and its subsidiaries (collectively, the “Borrowers”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Slipstream. As of April 6, 2021, Slipstream is the holder of 80.7% of our outstanding debt instruments including a term loan, secured revolving promissory note, and secured special promissory note and has beneficial ownership of approximately 47.07% of our common stock (on an as-converted, fully diluted basis including conversion of outstanding warrants, and assuming no other convertible securities, options and warrants are converted or exercised by other parties).

On November 6, 2019, Slipstream extended the maturity date of the Term Loan and revolver loan to June 30, 2021 through the Sixth Amendment to the Loan and Security Agreement, aligning the maturity date of the Term Loan and Secured Revolving Promissory Note with the Secured Disbursed Escrow Promissory Note.

On December 30, 2019, we entered into the Special Loan as part of the Seventh Amendment under which we obtained $2,000, with interest thereon at 8% per annum payable 6% in cash and 2% via the issuance of SLPIK interest, provided however that upon occurrence of an event of default the interest rate shall automatically be increased by 6% per annum payable in cash. The entry into the Seventh Amendment adjusted the interest rate on the Term Loan and Revolving Loan to 8% per annum, provided, however, at all times when the aggregate outstanding principal amount of the Term Loan and the Revolving Loan exceeds $4,100 then the Loan Rate shall be 10%, of which eight percent 8% shall be payable in cash and 2% shall be paid by the issuance of and treated as additional PIK.

Upon the earlier to occur of an Event of Default or October 1, 2020, if any of the principal amount of the Special Loan is then outstanding, the principal and accrued but unpaid interest of the Special Loan and the outstanding SLPIK shall be automatically converted into shares of a new series of Senior Convertible Preferred Stock of the Company (“New Preferred”) having an Appraised Value equal to three times the then outstanding principal amount and accrued but unpaid interest of the Special Loan and the outstanding SLPIK and having the following terms and conditions, as reasonably determined by the Company and Slipstream, the New Preferred shall:

•        be the most senior equity security of the Company, including with respect to the payment of dividends and other distributions;

•        be on substantially the same terms and conditions as the Company’s Series A-1 6% Convertible Preferred Stock as set forth in its Certificate of Designation immediately before the same was cancelled pursuant to a Certificate of Cancellation dated as of March 13, 2019;

•        not be subject to a right of redemption upon the part of a holder thereof;

•        accrue and pay quarterly dividends at the rate of twelve percent (12%) per annum which shall be payable in cash;

•        have a Stated Value that is an amount mutually agreed by the Company and Slipstream at the time of issuance;

•        Conversion Price shall be an amount equal to 80% of the average for the 30-day period ending two days prior to the required conversion date of the daily average of the range of the Company’s common stock (calculated pursuant to information on The Wall Street Journal Online Edition), subject to appropriate adjustments; and

•        neither section 6(e) of the Series A-1 Certificate of Designation nor any similar provision shall apply to the New Preferred.

On April 1, 2020, we entered into an Eighth Amendment to Loan and Security Agreement (the “Eighth Amendment”) with Slipstream to amend the terms of the payments and interest accruing on the Term Loan, Secured Revolving Promissory Note, and Special Loan. The Eighth Amendment increased the interest rates of these loans from 8% to 10%, effective April 1, 2020. Until January 1, 2021, rather than cash payments of accrued interest under the term and revolving loans, interest will be paid by the issuance of and treated as additional principal thereunder. Commencing January 2, 2021, such interest will be payable in cash. Interest on the special loan will no longer be paid in cash, but by the issuance of and treated as additional principal thereunder.

On February 28, 2021, January 31, 2021, December 31, 2020, November 30, 2020, and September 29, 2020, the Company entered into several amendments to Loan and Security Agreement with its subsidiaries and Slipstream to amend the automatic conversion date of the Special Loan. Each amendment extended the automatic conversion date of the Special Loan into the defined new class of senior preferred stock of the Company, which was ultimately Amended and Restated in full on March 7, 2021 as discussed further above. The Company paid no fees in exchange for these extensions.

On March 7, 2021, the Company and its subsidiaries (collectively, the “Borrowers”) refinanced their current debt facilities with Slipstream Communications, LLC (“Slipstream”), pursuant to an Amended and Restated Credit and Security Agreement (the “Credit Agreement”). The debt facilities continue to be fully secured by all assets of the Borrowers. The maturity date (“Maturity Date”) on the outstanding debt and new debt is extended to March 31, 2023. The Credit Agreement (i) provides a $1,000,000 of availability under a line of credit (the “Line of Credit”), (ii) consolidates our existing term and revolving line of credit facilities into a new term loan (the “New Term Loan”) having an aggregate principal balance of approximately $4,550 (including a 3.0% issuance fee capitalized into the principal balance), (iii) increases the outstanding special convertible term loan (the “Convertible Loan”) to approximately $2,280 (including a 3.0% issuance fee capitalized into the principal balance), and (iv) extinguishes the outstanding obligations owed with respect to a $264,000 existing disbursed escrow loan in exchange for shares of the Company’s common stock (the “Disbursed Escrow Conversion Shares”), valued at $2.718 per share (the trailing 10-day VWAP as reported on the Nasdaq Capital Market as of the date of execution of the Credit Agreement). The Line of Credit and Convertible Loan accrue interest at 10% per year, and the New Term Loan accrues interest at 8% per year. For additional information with respect to the Credit Agreement, see Note 8 Loans Payable to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

33 Degrees

On August 14, 2018, we entered into a payment agreement with 33 Degrees Convenience Connect, Inc., a related party that is approximately 17.5% owned by a member of our senior management (“33 Degrees”), outlining terms for repayment of $2,567 of aged accounts receivable as of that date. The payment agreement stipulated a simple interest rate of 12% on aged accounts receivable to be paid on the tenth day of each month through the maturity date of December 31, 2019. As of December 31, 2019, 33 Degrees paid the note in full and had a remaining outstanding accounts receivable balance of $1 in the Consolidated Financial Statements. 33 Degrees has continued to purchase additional hardware and services from the Company on a prepaid basis.

For the years ended December 31, 2020 and 2019, we had sales of $1,058 (6.1% of consolidated sales) and $1,103 (3.5% of consolidated sales), respectively, with 33 Degrees. Accounts receivable due from 33 Degrees was $40, or 1.2%, and $1, or 0% of consolidated accounts receivable at December 31, 2020 and December 31, 2019, respectively.

Each of the foregoing transactions were approved by our Board of Directors after full disclosure of any conflicts of interest. Any directors that had a conflicting interest in the transactions abstained from approving such matter.

Independence

The Company does not have a standing nominating committee. Instead, the entire Board of Directors shares the responsibility of identifying potential director-nominees to serve on the Board of Directors. The Board believes the engagement of all directors in this function is important at this time in the Company’s development in light of the Company’s recent acquisition activities.

The Board of Directors has determined that there are presently four “independent” directors as such term is defined in Section 5605(a)(2) of the Nasdaq listing rules, each of whom also meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The directors whom the board has determined to be independent are Messrs. Bell, Harris, and Nesbit.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The shareholders are being asked to ratify such appointment. Should the shareholders not ratify such appointment, the Audit Committee will consider selecting another firm of independent public accountants. Representatives of Deloitte & Touche LLP are expected to be available to respond to appropriate questions from shareholders in attendance.

Principal Accountant Fees and Services

(All currency is rounded to the nearest thousands, except share and per share amounts.)

The following table presents fees for audit and other services provided by Deloitte and Touche LLP for 2020 and by EisnerAmper LLP for 2019. Fees for tax services were provided by Ernst & Young, LLP beginning in the second quarter of 2018 and were provided by Eichen & Dimeglio, CPAs, PC in the first quarter of 2018. Fees to EisnerAmper LLP were as follows:

	2020	2019
Audit fees(a)	$336	$210
Audit related fees(b)	—	—
Tax fees(c)	—	—
	$210	$210

____________

(a)      Audit fees for 2020 and 2019 relate to professional services provided in connection with the audit of our consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements, services provided in connection with filing Form S-3 and audit services provided in connection with other regulatory filings.

(b)      There were no audit-related fees.

(c)      There were no tax fees paid to Deloitte and Touche LLP or EisnerAmper LLP. Tax fees to other service providers consisted of the aggregate fees billed for tax compliance, tax advice, and tax planning of $105 and $32 for 2020 and 2019, respectively.

Our Board of Directors pre-approved the audit services rendered by Deloitte and Touche LLP and EisnerAmper, LLP during 2020 and 2019, respectively, and concluded that such services were compatible with maintaining the auditor’s independence.

Pre-Approval Policies and Procedures of Audit Committee

All services provided by our independent registered public accounting firm, Deloitte & Touche LLP, are subject to pre-approval by our Audit Committee. The Audit Committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full Audit Committee meeting. Any interim approval given by an Audit Committee member must be reported to the Audit Committee no later than its next scheduled meeting. Before granting any approval, the Audit Committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. The Audit Committee pre-approved all services provided by Deloitte & Touche LLP during 2020 and EisnerAmper during 2019.

The Board of Directors recommends that you vote “FOR” the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2021.

PROPOSAL 3:
APPROVAL, FOR PURPOSES OF NASDAQ RULE 5635, OF THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THE AMENDED AND RESTATED LOAN AGREEMENT

Overview of Nasdaq Rule 5635

Our common stock is listed on the Nasdaq Capital Market, and we are subject to Nasdaq’s rules and regulations, including Nasdaq Rule 5635. Nasdaq Rule 5635, subsections (b), (c) and (d), requires shareholder approval prior to certain issuances of securities, as follows:

(b)    the issuance of securities by a company when, as a result of such issuance, an investor or group would own or have the right to acquire 20% or more of the company’s outstanding common stock or voting power and such ownership or voting power would be the largest ownership position in the company, which Nasdaq considers to be a “change of control;”

(c)     the issuance of securities in a transaction (other than a public offering) to officers, directors, employees or consultants at a discount to the market value (the consolidated closing bid price immediately preceding the time the company enters into a binding agreement to issue the securities) (the “Current Market Price”); or

(d)    the issuance in a transaction (other than a public offering) of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power of a company for a purchase price that is lower than (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (such lower amount, the “Minimum Price”).

Description of the Amended and Restated Loan Agreement

On March 7, 2021, we and certain of our subsidiaries entered into the entered into an Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan Agreement”) with Slipstream Communications, LLC (“Slipstream”). As of March 26, 2021, Slipstream is the holder of 83.5% of our outstanding debt instruments including a term loan, secured revolving promissory note, and secured special promissory note and has beneficial ownership of approximately 36.1% of our common stock (on an as-converted, fully diluted basis including conversion of outstanding warrants, and assuming no other convertible securities, options and warrants are converted or exercised by other parties).

The Amended and Restated Loan Agreement (i) provides a $1,000,000 of availability under a line of credit (the “Line of Credit”), (ii) consolidates the Company’s previously existing term and revolving line of credit facilities with Slipstream into a new term loan (the “Consolidation Term Loan”) having an aggregate principal balance of approximately $4,550,000, (iii) increases the Company’s previously outstanding special convertible term loan to approximately $2,280,000 (the “Special Convertible Term Loan,” and collectively with the Line of Credit and the Consolidation Term Loan as the “Loans”), and (iv) extinguished $264,000 of debt obligations owed to Slipstream under a previously outstanding disbursed escrow loan in exchange for 97,144 shares of the Company’s common stock (the “Disbursed Escrow Conversion Shares”). The Line of Credit and Special Convertible Term Loan accrue interest at 10% per year, and the Consolidation Term Loan accrues interest at 8% per year.

On the first day of each month, up to and including October 1, 2021, accrued interest under the Loans will be paid-in-kind (“PIK”) by the Company and added to the outstanding principal balance of each of the Loans. Commencing on November 1, 2021 and on the first day of each month, up to and including (i) March 1, 2022 in the case of the Line of Credit and the Special Convertible Term Loan, and (ii) the March 31, 2023 (the maturity date), in the case of the Consolidation Term Loan, the Company is required to make a payment ), to Slipstream of any accrued and unpaid interest (other than previously capitalized PIK interest). Commencing on April 1, 2022, and on the first day of each month thereafter until March 31, 2023 (the maturity date), the Company is required to make a payment in an equal monthly installment of principal with respect to the Line of Credit and the Special Convertible Term Loan sufficient to fully amortize the Line of Credit and the Special Convertible Term Loan on March 31, 2023,

together with any accrued but unpaid interest outstanding under each such Loan. The Loans mature on March 31, 2023, at which time the Company is required to repay all outstanding principal on the Loans together with any accrued and unpaid interest related thereto.

Subject to certain conditions, including the “Exchange Limitations” discussed below, the Company may elect (in its sole discretion) to satisfy any or all payments of principal and interest on the Line of Credit and Special Convertible Term Loan by issuing to Slipstream or its designee shares of the Company’s common stock (the “Payment Shares,” and together with the Disbursed Escrow Conversion Shares, the “Shares”). Payment Shares will be valued at a 30% discount to the volume-weighted average price (VWAP) of a share of the Company’s common stock over the ten trading days immediately prior to the date of payment, as reported on the Nasdaq Capital Market; provided, however that the Payment Shares will not be valued below $0.50 per Share. The value of the Payment Shares may be less than the Current Market Price and the Minimum Price.

In order to ensure the Company’s compliance with Nasdaq 5635, the Amended and Restated Loan Agreement provides for the following limitations on the Company’s ability to repay the Loans by issuing shares of its common stock (the “Exchange Limitations”):

•        The total number of Shares (including the Disbursed Escrow Conversion Shares and all Payment Shares) that may be issued under the Amended and Restated Loan Agreement will be limited to 2,347,559 shares (the “Exchange Cap”), which equals 19.99% of the Company’s outstanding shares of common stock as of the date of the Amended and Restated Loan Agreement, unless the issuance of Shares in excess of the Exchange Cap is approved by the Company’s shareholders;

•        If Slipstream and its affiliates (the “Lender Group”) beneficially own the largest ownership position of shares of the Company’s common stock immediately prior to the proposed issuance of Payment Shares and such ownership position represents less than 19.99% of the then-issued and outstanding shares of the Company’s common stock, the issuance of such Payment Shares may not cause the Lender Group to beneficially own in excess of 19.99% of the issued and outstanding shares of the Company’s common stock after such issuance unless the Company obtains shareholder approval for ownership in excess of 19.99%;

•        If the Lender Group does not beneficially own the largest ownership position of shares of the Company’s common stock immediately prior to the proposed issuance of Payment Shares, the Company may not issue Payment Shares to the extent that such issuance would result in Lender Group beneficially owning more than 19.99% of the then issued and outstanding shares of the Company’s common stock unless (A) such ownership would not be the largest ownership position in the Company, or (B) the Company obtains shareholder approval for ownership in excess of 19.99%; and

•        The Company may not issue any Payment Shares under the Amended and Restated Loan Agreement if such issuance would be considered equity compensation under Nasdaq’s rules unless the Company obtains shareholder approval for such issuance.

To the extent that the Exchange Limitations prohibit the Company from satisfying payment obligations under the Loan by issuing Payment Shares, the Company will be require to satisfy such payment obligations in cash.

The Amended and Restated Loan Agreement requires the Company to use its commercially reasonable best efforts to file proxy materials with the SEC seeking the approval from its shareholders for the issuance of the Shares in compliance with the rules of the Nasdaq Capital Market. The Amended and Restated Loan Agreement also requires that the Company file a registration statement with the SEC registering the resale of the Shares and use its commercially reasonable best efforts to ensure that such registration statement is declared effective in a timely manner.

The foregoing description of the Amended and Restated Loan Agreement is qualified in its entirety by reference to the full and complete terms of the Amended and Restated Loan Agreement, which is filed as Exhibit 10.36 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2021, which is incorporated herein by reference.

Reasons for Transaction and Effect on Current Stockholders

The Board of Directors has determined that the having the ability to issuance shares of our common stock under the Amended and Restated Loan Agreement in excess of applicable Exchange Limitations would be in the best interests of the Company and its shareholders. Having the flexibility to repay the Loans through the issuance of shares of our common stock, including shares amounts in excess of applicable Exchange Limitations, will allow the Company to preserve its cash for use in connection with the Company’s operations.

Effect of Approval

If this Proposal 3 is approved, we will be able to repay the Loans by issuing the Lender shares of our common stock without regard to the Exchange Limitations, subject to satisfaction of applicable conditions in the Amended and Restated Loan Agreement. The additional shares that we could issue to Slipstreram or its designees, if issued, would have a dilutive effect on the existing shareholders, including the voting power and economic rights of the existing shareholders, and may result in a decline in our stock price or greater price volatility. In addition, if this Proposal 3 is approved, the Company’s issuance of Payment Shares to Slipstream and/or its designees may result in Slipstream significantly increasing its percentage ownership in the Company, which may have the effect of increasing Slipstream’s influence over the Company’s activities.

Recommendation

The Company’s Board of Directors has approved the transactions contemplated by the Amended and Restated Loan Agreement, including the issuance of the Shares, and has resolved that the same are in the best interests of the Company’s shareholders.

The Board of Directors recommends that you vote “FOR” this Proposal 3.

FORM 10-K

A COPY OF THE COMPANY’S FORM 10-K ANNUAL REPORT, AND ANY AMENDMENTS THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO THE COMPANY’S SECRETARY AT 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223.

OTHER MATTERS

The Board of Directors and management know of no other matters that will be presented for consideration at the annual meeting. However, because it is possible that matters of which the Board of Directors and management are not now aware may come before the meeting or any adjournment of the meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the proxy statement.

By order of the Board of Directors:
/s/ Richard Mills
Chief Executive Officer and Director
Louisville, Kentucky
April 6, 2021

CREATIVE REALITIES, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
May 17, 2021
4:30 P.M. EDT

13050 Magisterial Drive, Suite 100
Louisville, KY 40223

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of Creative Realities, Inc., hereby appoints Richard Mills and Will Logan, and each of them, as proxies, with full power of substitution and re-substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote at the annual meeting of shareholders of the company to be held at 13050 Magisterial Drive, Suite 100, Louisville, KY 40223, on May 17, 2021, at 4:30 P.M. EDT, and at any and all adjournments thereof.

PROPOSALS: The Board of Directors recommends a vote FOR Proposals One, Two and Three.

Proposal 1. To elect five members to the Board of Directors:	01 - Dennis McGill 02 - David Bell 03 - Donald A. Harris 04 - Richard Mills 05 - Stephen Nesbit	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.
Proposal 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3.

To approve, for purposes of Nasdaq Rule 5635, the issuance of shares of common stock in excess of applicable exchange limitations pursuant to the Company’s Amended and Restated Loan Agreement.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the annual meeting of shareholders. When properly executed, this proxy will be voted on the proposal set forth herein as directed by the shareholder. The undersigned authorizes the proxies to vote in their discretion upon such other business as may properly come before the meeting.

Dated: ______________________

x

x

Instructions: Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).